UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 22, 2022, Republic First Bancorp, Inc. (the “Company”) issued a press release, a copy of which is filed herewith as Exhibit A.

Also on December 22, 2022, the Company emailed all of its employees a communication related to leadership updates, a copy of which is filed herewith as Exhibit B.

Exhibit A

Republic First Bancorp Announces New Leadership Team

Appoints Industry Veterans Thomas X. Geisel as CEO and Michael W. Harrington as CFO

PHILADELPHIA--(BUSINESS WIRE)--Republic First Bancorp, Inc. (NASDAQ: FRBK) (“Republic First” or the “Company”), the holding company for Republic First Bank d/b/a Republic Bank, today announced several leadership changes.

Thomas (“Tom”) X. Geisel has been appointed Chief Executive Officer and President, and as a member of the Board of Directors (the “Board”), effective immediately. Mr. Geisel has a diverse financial services background, including leadership experience growing regional banks for more than twenty years – most recently as President, Corporate Banking, at Webster Bank (formally known as Sterling National Bank).

Additionally, Michael (“Mike”) W. Harrington has been appointed Chief Financial Officer, effective immediately. Mr. Harrington’s background includes extensive experience in community banking and financial services – most recently as Chief Financial Officer of Bryn Mawr Trust.

The new leadership team will continue to evaluate capital alternatives and drive profitable growth. Key initiatives include:

●	Restructuring the balance sheet, including reinvesting cash flow from securities to loans;
●	Lending through expanded distribution points with a focus on allocating capital to optimize risk-adjusted returns and to evaluate additional business lines;
●	Leveraging new technology to enhance the customer experience;
●	Diversifying sources of fee income in both the retail and business segments by offering a broader set of product and services; and
●	Driving expense discipline by rationalizing the cost of delivery and investing in technology and digital capabilities.

Mr. Geisel stated, “I’m excited to be part of the Republic First team at this critical moment. We believe the Company has excellent opportunities to better serve our customers and create increased value for shareholders by focusing on strengthening the bank’s foundation and re-orienting our business strategy. In doing so, we will leverage the strengths of the brand and create a diverse and digitally fluent commercial bank that provides an exceptional client and colleague experience. I look forward to working closely with the management team and all our colleagues to improve financial results and drive greater success.”

Mr. Harrington said, “I am confident that Republic First can serve its customers and communities well while generating better returns and profit for its shareholders. I look forward to working with Tom and the rest of the team at Republic First.”

Republic First founder Harry Madonna will step down from the Interim CEO role, which he has held since August of this year, and will remain as Chairman of the Company during the transition to new leadership. Jonathan Hill, who has served as Interim CFO since October, will return to his role as Controller.

Mr. Madonna said, “We are thrilled to welcome Tom and Mike to the management ranks at Republic First. Together, they bring more than five decades of experience in the banking and financial services industries, specifically in transforming and growing organizations as well as working with regulators. We support the strategic vision Tom and Mike have laid out for the Company. As a Board, we remain committed to guiding the Company thoughtfully, ensuring safe and sound banking practices and focusing on the creation of shareholder value.”

Mr. Madonna continued, “It has been my privilege to once again lead Republic First during this interim period and I would like to thank the Board for the confidence it has continued to place in me. The Board and I look forward to working with Tom and Mike over the next few months to ensure a smooth and successful transition.”

The Company’s previously announced strategic review remains ongoing. The Company has not set a timetable for the conclusion of the strategic review, and it does not intend to comment further unless and until the Board has approved a specific course of action or the Company has otherwise determined that further disclosure is appropriate or required by law.

Thomas (“Tom”) X. Geisel Biography

Mr. Geisel is a seasoned and innovative leader with more than two decades of experience in the banking industry. Prior to joining Republic First, Mr. Geisel held senior executive positions at Webster Bank Corporation (NYSE: WBS), formerly known as Sterling Bancorp. Mostly recently, Mr. Geisel was President of Corporate Banking where he led the strategic, innovation and execution activities of the Corporate Bank. His focus was centered on driving a culture of success with great teamwork, accountability and innovative problem solving. He created a dynamic and robust organization, which delivered leading financial results.

Prior to Webster Bank, Mr. Geisel was President, Chief Executive Officer and a director of Sun Bancorp, Inc., where he led and helped stabilize the bank, played a vital role in improving revenue and margins and positioning the bank for growth during an economic recession. Prior to Sun Bancorp, Mr. Geisel was at KeyCorp (NYSE: KEY), including serving as President of the Northeast Region where he was responsible for the strategic growth and execution of the $20 billion asset businesses within seven states to include commercial, consumer and private banking. He also helped to build the company’s general M&A investment banking practice in the East and West regions. Mr. Geisel received a B.S. from The University of Tennessee at Chattanooga.

Michael (“Mike”) W. Harrington Biography

Mr. Harrington has more than three decades of banking and financial industry experience. Prior to joining Republic First, Mr. Harrington was a Banker-in-Residence at JAM Special Opportunity Ventures. He previously spent 35 years in various operating roles within the banking sector. Most recently, he served as Executive Vice President and Chief Financial Officer of The Bryn Mawr Trust Company, a $5 billion asset institution that completed a sale to WSFS Financial Corp in 2021. He also served in CFO roles at Susquehanna Bancshares and First Niagara Financial Group. Mr. Harrington received an M.B.A. in Finance from Saint Joseph's University and a B.S. from Bloomsburg University of Pennsylvania in Finance.

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation. The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, coin counting, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Important Additional Information

The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Contacts

Longacre Square Partners

Joe Germani / Dan Zacchei

jgermani@longacresquare.com / dzacchei@longacresquare.com

Exhibit B

From:	Linda Burton on behalf of Harry Madonna
Sent:	Thursday, December 22, 2022
To:	EMPLOYEES ALL
Subject:	Leadership Updates

To: All Employees

As you may have already seen, today we announced the appointments of Thomas “Tom” Geisel as CEO and President and Michael “Mike” Harrington as CFO. Tom will also be joining our Board of Directors. Both Tom and Mike are industry leaders with extensive experience in the banking and financial space. You can read the full press release here CLICK HERE for additional details.

Tom is a highly accomplished executive with more than two decades of leadership experience growing regional banks – most recently at Webster Bank (formally known as Sterling National Bank). Mike is a proven finance leader with over three decades of extensive experience in community banking and financial services – most recently as CFO of Bryn Mawr Trust. It is a testament to the hard work you all have demonstrated over the past few years that we were able to attract leadership of such high caliber to Republic Bank.

As part of this transition, I will be stepping down as Interim CEO, but will remain as Chairman of the Board during the transition. I look forward to working with Tom and Mike.

Importantly, I also want to make clear that this announcement will have no impact on your role at the Company. It remains business as usual for all of us at Republic. We have a great deal of work ahead of us and we must stay focused on delivering exceptional service for our clients and capturing opportunities for growth.

As always, it’s important that we speak with one voice. Consistent with company policy, please refrain from speaking with any outside parties regarding this news. If you receive any calls, texts or emails from media, analysts / investors or other outside parties, please forward them to me at hmadonna@myrepublicbank.com.

Thank you for your continued dedication and focus. Our future is bright, and I look forward to what we can accomplish together.

Please join me in giving a warm welcome to Tom and Mike.

Sincerely,

Harry D. Madonna

Important Additional Information

The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company and certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.